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                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statements No. 33-47517, 33-70834 and 33-78928 of Caprius, Inc. (the "Company") on Form S-8 of our report dated November 28, 1997 on the consolidated financial statements of the Company and its subsidiaries for the year ended September 30, 1997, the year ended September 30, 1996, and the nine month period ended September 30, 1995 appearing in this Annual Report on Form 10-K of the Company.

                                           /s/ Richard A. Eisner & Company, LLP
                                           Richard A. Eisner & Company, LLP

Cambridge, Massachusetts
January 12, 1998